UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 8, 2017

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2017, JPMorgan Chase & Co. (the “Firm”) announced that Matthew E. Zames, Chief Operating Officer, has decided to leave the Firm following thirteen years of outstanding service. Mr. Zames is working closely with the Firm to ensure a smooth transition of his responsibilities to other members of the Operating Committee and will continue to do so over the coming weeks. Specifically, the Firm has expanded the responsibility of certain of its Operating Committee members, as follows:

•
Marianne Lake, Chief Financial Officer, will oversee the Chief Investment Office/Treasury, the Office of Regulatory Affairs, the Global Director of Regulatory Relations, and Oversight and Controls and will assume direct managerial responsibility for those Corporate Finance executives who previously reported to Mr. Zames.

•
Daniel Pinto, CEO of Corporate & Investment Bank, and Gordon Smith, CEO of Consumer & Community Banking will jointly oversee Global Technology, the Intelligent Solutions group, and Mortgage Capital Markets.

•
Mary Erdoes, CEO of Asset Management, and Doug Petno, CEO of the Commercial Bank, will jointly oversee the COO Global Operations unit, Global Real Estate, Global Security & Investigations, Military Affairs, Events Planning, Procurement and other General Services.

•	Corporate Strategy and Private Investments will directly report to the Chairman and CEO, Jamie Dimon.
The Firm has entered into an agreement with Mr. Zames (the “Agreement”) providing for a ninety-day garden leave, non-competition through February 1, 2018, non-solicitation of clients for one year following garden leave and non-solicitation/hire of employees for two years following garden leave. Subject to the terms of the Agreement, Mr. Zames will be deemed to qualify for full career eligibility for outstanding restricted share units and performance share units and entitled to a post-garden leave payment of $900,000, a discretionary payment of $4.625 million on February 1, 2018 and a discretionary payment of $4.5 million on February 1, 2019. The discretionary payments will be subject to the JPMorgan Chase Bonus Recoupment Policy and, to the extent set forth in the Agreement, Protection-Based Vesting, Recapture and Recovery provisions. The foregoing summary is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement and Release between Matthew E. Zames and JPMorgan Chase & Co. dated June 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Stacey Friedman
Stacey Friedman
General Counsel

Dated:	June 8, 2017

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Agreement and Release between Matthew E. Zames and JPMorgan Chase & Co. dated June 8, 2017

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